                                                                   Exhibit  (11)

                               ZYCAD CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)
                                   (unaudited)


                                                                                    Three Months Ended           Six Months Ended
                                                                                        June  30,                    June 30,
                                                                                    ------------------         -------------------

                                                                                    1995         1994           1995         1994
                                                                                    ----         ----           ----         ----

Weighted average shares outstanding                                               19,083       18,854         19,181       18,850

Effect of dilutive stock options and
     warrants based on treasury
     stock method                                                                  1,235          890          1,211        1,026
                                                                                 -------      -------        -------      -------

Average common and common
     equivalent shares                                                            20,318       19,744         20,392       19,876
                                                                                 -------      -------        -------      -------
                                                                                 -------      -------        -------      -------


Net income                                                                       $   741      $   108       $  1,421      $   173
                                                                                 -------      -------        -------      -------
                                                                                 -------      -------        -------      -------


Net income per share                                                             $   .04      $   .01       $    .07      $   .01
                                                                                 -------      -------        -------      -------
                                                                                 -------      -------        -------      -------
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